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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We have issued our report dated March 8, 1996, accompanying the consolidated financial statements of Bayport Restaurant Group, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the years ended December 25, 1995, December 26, 1994 and December 27, 1993 which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                          GRANT THORNTON LLP
Miami, Florida
May 7, 1996